Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Current Report on Form 8-K of Verenium Corporation of our report dated March 15, 2007, accompanying the consolidated financial statements of Celunol Corp. and subsidiaries for the years ended December 31, 2006 and 2005, appearing in the Registration Statement on Form S-3 (File No. 333-143894, effective June 20, 2007) of Diversa Corporation filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933.

/s/ Grant Thornton LLP

Boston, Massachusetts

June 25, 2007